EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2004, except for Note 1, as to which the date is August 7, 2004, relating to the financial statements, which appears in the Westlake Chemical Corporation Registration Statement on Form S-1 (No. 333-115790).

PricewaterhouseCoopers LLP

Houston, Texas
August 13, 2004